SUB-ITEM 77D

The MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Research Bond Fund, and MFS Research Bond Fund J, each a series of MFS Series Trust IX, added disclosure concerning derivatives risk in the Principal Risks of an Investment section, as described in the prospectus contained in Post-Effective Amendment No. 60 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 26, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Municipal Limited Maturity Fund, a series of MFS Series Trust IX, revised disclosure concerning fixed income securities with limited maturities in the Principal Investment Policies section, as described in the prospectus contained in Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.